Exhibit 5.1

[Letterhead of Bingham McCutchen LLP]

John R. Utzschneider

Direct:            617.951.8852

Direct Fax:     617.428.6419

john.utzschneider@bingham.com

August 2, 2011

Mercury Computer Systems, Inc.

201 Riverneck Road

Chelmsford, MA 01824

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Mercury Computer Systems, Inc., a Massachusetts corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), to be filed on or about August 2, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale from time to time by the Company of up to $500,000,000 aggregate offering price of: (i) shares of common stock, $0.01 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), (iii) one or more series of senior or subordinated debt securities of the Company, which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Warrants”), (v) shares of Common Stock and/or Preferred Stock issuable upon exercise of the Warrants, (vi) shares of Common Stock and/or Preferred Stock issuable upon exercise or conversion of the Debt Securities, (vii) units comprised of shares of Common Stock, shares of Preferred Stock, warrants and other securities of the Company in any combination (the “Units”), and/or (viii) any combination of the foregoing. The Common Stock, the Preferred Stock, the Debt Securities, the Units and the Warrants that may be offered and sold by the Company are herein referred to as the “Registered Securities”.

The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

The Debt Securities consist of senior debt securities or subordinated debt securities and will be issued pursuant to one or more indentures in the forms filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda, and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing such documents.

Mercury Computer Systems, Inc.

August 2, 2011

Our opinion is subject to the following assumptions, exceptions and qualifications:

(i) We have assumed that the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with the Restated Articles of Organization, of the Company, as amended from time to time, the By-laws of the Company, as amended from time to time, and applicable Massachusetts law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with the requisite corporate power and authority to issue and sell all such Registered Securities.

(ii) We have assumed that any shares of Common Stock issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Restated Articles of Organization of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.

(iii) We have assumed that any shares of Preferred Stock issued pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Restated Articles of Organization of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.

(iv) We have assumed that any Warrants issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”).

(v) We have assumed that any Debt Securities issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under and in conformity with a valid, binding and enforceable Indenture, which shall be delivered by the Trustee, and the Trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and the Trustee or an authenticating agent for the trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture, and the applicable Indenture will be the valid and binding obligation of the Trustee and will be enforceable against the Trustee in accordance with its terms. With respect to any applicable Indenture, we are expressing no opinion herein as to (i) the application of or compliance with any foreign, federal or state law or regulation or (ii) to the power, authority or competence of any party, other than the Company.

(vi) The enforcement of any obligations of the Company may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies, including, without limitation, fraudulent conveyance and fraudulent transfer laws.

(vii) Our opinions are subject to the effects of general principles of equity (whether considered in a proceeding at law or in equity), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality and reasonableness, and the implied duty of good faith and fair dealing.

(viii) We express no opinion as to the enforceability of any particular provision of any of the Registered Securities relating to:

(a) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue;

(b) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law;

Mercury Computer Systems, Inc.

August 2, 2011

(c) waiver of any applicable defenses, setoffs, recoupments, or counterclaims;

(d) the granting of any power of attorney or of any proxy to any person;

(e) exculpation or exoneration clauses, clauses relating to rights of indemnity or contribution, and clauses relating to releases or waivers of unmatured claims or rights;

(f) waivers or variations of legal provisions or rights which are not capable of waiver or variation under application law; and

(g) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a “penalty” or a “forfeiture.”

We express no opinion as to the effect of events occurring, circumstances arising or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to the Massachusetts corporate law as applied by courts located in Massachusetts and, with respect to the Indentures, the internal substantive laws of the State of New York (other than tax, usury, antitrust, insolvency, fraudulent conveyance or fraudulent transfer laws, blue sky and securities laws, as to which we express no opinion) as applied by courts located in New York without regard to choice of law. We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provision of any state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion herein.

Based upon the foregoing, we are of the opinion that:

1. Following effectiveness of the Registration Statement, the shares of Common Stock registered under the Registration Statement for offer and sale by the Company, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

2. Following effectiveness of the Registration Statement, the shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

3. Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be valid and binding obligations of the Company.

4. Following effectiveness of the Registration Statement, the Debt Securities registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to an Indenture or agreements duly authorized, executed and delivered by the Company and the holder of the Debt Securities, will be valid and binding obligations of the Company.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

Mercury Computer Systems, Inc.

August 2, 2011

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ BINGHAM McCUTCHEN LLP

BINGHAM McCUTCHEN LLP